IN THE CIRCUIT COURT OF THE 11TH JUDICIAL CIRCUIT, IN AND FOR MIAMI-DADE COUNTY, FLORIDA

GENERAL JURISDICTION DIVISION

CASE NO. 12-05495 CA 06

SOCIUS CG II, LTD., a Bermuda

exempted company,

Plaintiff,

v.

BIONOVO, INC.,

a Delaware corporation,

Defendant.

_________________________________________/

AGREED ORDER GRANTING JOINT EXPEDITED

MOTION FOR ORDER APPROVING SETTLEMENT OF CLAIM

THIS CAUSE came before the Court for hearing on February 16, 2012, on the Joint Expedited Motion for Order Approving Stipulation for Settlement of Claim (the “Motion”) filed by Plaintiff, Socius CG II, Ltd. (“Socius”), and Defendant, Bionovo, Inc. (“Bionovo”). The Court, having reviewed the Motion and other pertinent portions of the record, noting the Stipulation for Settlement of Claim reflecting the agreement of the parties (the “Stipulation”), having heard argument of counsel, and being otherwise duly advised in the premises, it is hereby

ORDERED AND ADJUDGED that the Motion is GRANTED as follows:

1.          The Court approves the Stipulation and finds that terms and conditions of the issuance to Socius of 2,500,000 shares of common stock of Bionovo (“Common Stock”) in exchange for the settlement of Socius’s claim against Bionovo in the amount of $250,000 are fair, reasonable and adequate.

CASE NO.: 12-05495 CA 06

2.          Accordingly, the Common Stock shall constitute exempted securities under Section 3(a)(10) of the Securities Act of 1933.

3.          The parties shall fully comply with all terms and conditions of the Stipulation, which are incorporated herein by this reference.

4.          This action is therefore DISMISSED WITH PREJUDICE. The Court retains jurisdiction for purposes of enforcing the Stipulation.

DONE AND ORDERED in Chambers at Miami, Miami-Dade County, Florida, this 16th day of February, 2012.

/s/ David C. Miller
CIRCUIT COURT JUDGE

Copies furnished to:

Adam B. Leichtling, Esq.

Mark A. Salky, Esq.

2